Exhibit 10.30


                                      LEASE
                                      -----

       This lease {"Lease"), dated for reference purposes as of May 1, 2003, is made between The Mechanics' Institute, a California Nonprofit Public Benefit Corporation ("Landlord") and Sequoia National Bank, a California Corporation ("Tenant"), who agree as follows:

1.     PREMISES

       1.1 General: Landlord leases to Tenant and Tenant leases from Landlord premises commonly known as 65 Post Street, San Francisco, California (the "Building"), consisting of approximate1y 2,826 square feet of street level area,approximately 1,322 square feet of basement area, and approximately 1,077 square feet of mezzanine area (plus that portion of the area under the skylight {"Mezzanine Skylight Area" also known as "Atrium w / SkI Inaccessib1e"} if Landlord elects to cover or repair such skylight, which it may do in its sole and absolute discretion), as delineated on the attached Exhibit A (the "Premises").

       1.2 Acceptance of Premises: Tenant has examined the Premises fully and completely to determine the suitability of the Premises for Tenant's use. Tenant is fully informed of the condition of the Premises and Tenant agrees that the Premises (including without limitation the Mezzanine Skylight Area) are accepted on an "AS IS" basis. The taking of possession or use of the Premises by Tenant for any purpose shall conclusively establish that the Premises and the Building were at such time in satisfactory condition and in conformity with the provisions of this Lease and all Laws (defined below) in all respects. Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Building except as specifically set forth in this Lease.

       1.3    Construction of Tenant Improvements:

       (a) Tenant shall exercise due di1l1gence in preparation of space plans, detailed construction plans, elevations of the facade, and paint schemes ("Tenant's Plans") for all improvements desired by Tenant or required for operation of Tenant's business, including without limitation all changes to the facade of the premises, construction of Automatic Teller Machines and exterior deposit boxes and all sidewalk improvements appurtenant thereto (the "Improvements"), and shall submit Tenant's Plans to Landlord for approval. Landlord shall have fifteen (15) business days from receipt of Tenants Plans in which to review and approve or disapprove them. If Landlord disapproves of Tenants Plans, Landlord shall provide Tenant with written notification of the items of disapproval and Tenant shall modify Tenant's Plans accordingly. Landlord's approval will not be unreasonably withheld. Tenant shall cause the Improvements to be designed and constructed in compliance with all applicable laws, building codes and regulations, including but not limited to all laws, ordinances, rules and regulations relating to the Landmark status o! the Building, the Federal Americans with Disabilities Act of 1990 (Pub. L. No. 101-336, 104 Stat. 327), as amended, 42 U.S.C. ss.ss.12101 et seq., California Civil Code Sections 51 and 54.1, Title 24 of the California Administrative code, as amended,


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including without limitation all of its access, and labor, energy and economy, requirements, and all statutes, rules and regulations supporting and supplementing the foregoing, any and all other laws, rules and regulations relating to the accessibility of the Premises to disabled persons, and all applicable federal, state and local building codes, energy conservation ordinances and inspection and permit requirements, and any and all rules, regulations and requirements promulgated thereunder or under any similar laws, ordinances, rules, regulations and orders (collectively, the "Laws"). Any requests by Tenant during the term of this Lease and any option periods and subsequent terms to alter, add to or remove Improvements, or to make subsequent improvements, or for change orders during construction(any and all of which shall be referred to herein as "Subsequent Alterations"), shall be governed by the forgoing. During construction, Tenant shall permit Landlords representatives access to the work in order to inspect the work for compliance with Tenant's Plans and all Laws. Such inspection shall not impose any liability or responsibility for the work on Landlord, it being understood and agreed that such inspection is solely for the protection of the interests of Landlord and not intended to confer any benefit or protection upon Tenant.

       (b) Tenant assumes the sale responsibility and cost to design and construct all Tenant Improvements and Subsequent Alterations. All Tenant improvements and Subsequent Alterations shall be constructed in accordance with plans, specifications and other requirements agreed to in writing by Landlord and Tenant.

       (c) On the Term Commencement Date, Landlord shall pay to Tenant Seventy Five Thousand Dollars ($75,000.00).

       1.4 Lien and Completion Bond Requirements: In connection with the Improvements and any Subsequent Alterations, Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Improvements and Subsequent Alterations, to insure landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work, and this requirement shall be deemed a reasonable condition to Landlord's approval of Tenant's Plans, and to Landlord's approval of requests by Tenant to make Subsequent Alterations.

       1.5 Conditions to Landlords Consent: If Landlord gives its consent to Tenant's Plans or to any Improvements or Subsequent Alterations, such consent shall be deemed conditioned upon (a) Tenant constructing all improvements and Subsequent Alterations in strict conformity with Tenant's Plans and all Laws (b) Tenant acquiring all necessary permits from appropriate government agencies, (c) the furnishing of copies of such permits to Landlord prior to commencement of work, and (d) the compliance by tenant with all conditions of said permits in a prompt and expeditious manner.

       1.6    Removal of Improvements and Subsequent Alterations at Landlord's
Election: As set forth in Section 7.1, all Improvements and Subsequent Alterations (excluding trade fixtures) will either remain on and be surrendered with the Premises on expiration or earlier termination of


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the Lease, or be removed by Tenant prior to expiration or earlier termination of the Lease, at Landlord's election.

       1.7 Notice to Landlord Prior to Commencement of Improvements or Alterations. No Improvements or Subsequent Alterations may be commenced until at least seven (7) days after Landlord has received notice from Tenant stating the date that design and construction of such Improvements or Subsequent Alterations are to commence, so that Land1ord can post and record an appropriate notice of non-responsibility.

2.     TERM

       2.1 General: The term of this Lease shall commence upon the date of delivery of the Premises to Tenant in their current "AS IS" condition ("Term Commencement Date"), which shall be May 1, 2003, and will expire on the fifth anniversary of the Term Commencement Date, unless sooner terminated pursuant to any provision hereof.

       2.2    [Intentionally blank.]

       2.3    Option to Extend:

       Provided that Tenant has not been in Default under this Lease for the twenty-four (24) months prior to its attempted exercise of either of its Options to Renew (defined below), Tenant shall have the right to extend the Original Term of the Lease for two (2) five-year terms (each, an "Option to Extend"). The "First Extended Term" shall commence on May 1, 2008 and expire on April 30, 2013, and the "Second Extended Term" shall commence on May 1, 2013 and expire on Apri130, 2018.Tenant's Option to Extend for the Second Extended Term is contingent on Tenant successfully exercising its Option to Extend for the First Extended Term.Tenant's occupancy and leasing of the Premises during both Extended Terms shall be governed by, and be upon the same terms, covenants, and conditions as are set forth in, this Lease. If Landlord does not receive from Tenant written notice of Tenant exercise of its Option to Extend by one hundred and eighty (180) days prior to the expiration of the Original Term (in the case of Tenant's attempt to exercise its Option to Extend for the First Extended
Term), or by one hundred and eighty (180) days prior to the expiration of the First Extended Term(in the case of Tenant's attempt to exercise its Option to Extend for the Second Extended Term) (the "Option Notices") then regardless of whether Tenant holds over or attempts to hold over, all of Tenant's rights under this Section 2.3 and under the Lease shall automatically terminate. Tenant Option Notices, if any, shall be deemed effective on personal delivery or overnight delivery, receipt confirmed, to Landlord. During the Extended Terms, if any, Landlord and Tenant shall be bound by all of the obligations, covenants, and agreements of this Lease except that Tenant shall have no right to further extend the Term of this Lease beyond or after expiration of the Second Extended Term.References throughout this Lease to the "Term" shall include both the Original Term and the Extended Terms, if any, unless otherwise indicated. Options to Extend contained herein are personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as a part of the Lease;


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provided, however that if Tenant attempts to assign either or both of its
Options to Extend, such assignment shall not limit the liability of Tenant under the Lease. Notwithstanding the timely giving of the Option Notice, if Tenant is in Default of any provision of the Lease on the date of commencement of either of the Extended Terms, at Landlord's election, all rights of Tenant under this
Section 2.3 shall terminate and be of no force or effect. Time is of the essence as to all provisions of this Section 2.3.

3.     RENT

       3.1 Base Monthly Rent: Tenant shall be liable to Landlord for Base Monthly Rent of ($12,250) per month. Such Base Monthly Rental shall be increased on each anniversary ("Rent Anniversary") of the Rent Commencement Date (defined below in Section 3.4), commencing with the first Rent Anniversary, in the same proportion that the Consumer Price Index figure (published by the United States Department of Labor, Bureau of Labor Statistics, all items for San Francisco-Oakland for the month of October prior to each Rent Anniversary) bears to the Consumer Price Index figure for the previous month of October (hereinafter "basic index figure"), provided however, that in no event shall the Base Monthly Rental adjustment for any year be less than a three percent (3%) annual increase nor more than a six percent (6%) annual increase ("Annual Increase"). If prior to the effective date of any Annual Increase the Bureau of Labor Statistics should revise or change the methods or basic data used in calculating the foregoing index, in such a way as to affect the direct comparability of such revised or changed index with the original index used herein, then the Bureau shall be requested to furnish a conversion factor designed to adjust the original index to the new basis. If the Consumer Price Index, as now constituted, compiled and published, shall cease to be compiled and published during the Term, then the Bureau of Labor Statistics shall be requested to furnish a statement converting the basic index figure to a figure that would be comparable in another index published by the Bureau of Labor Statistics and such other index shall be used in computing the Base Monthly Rental Annual Increase, subject to the same provisos. The term Base Monthly Rent as used herein shall include any and all Annual Increases.

       3.2 Payment of Rent: Upon Tenant's execution of this Lease, Tenant shall pay to Landlord Ninety-Eight Thousand Dollars ($98,000), the total Base Monthly Rent from the Term Commencement Date through the end of 2003. Thereafter, Tenant shall pay to Landlord on January 1st of each subsequent calendar year during the Tern, the total amount of Base Monthly Rent due for the calendar year commencing that January 1st and ending on December 31st of that year.

       3.3 Prorations: In the event that this Lease is terminated prior to the last day of its Term or any Extended Terms, Landlord shall return to Tenant the unused Base Monthly Rent or any portion thereof, prorated on the basis of a twelve (12) month year and a thirty (30) day month, after first deducting therefrom any amounts due from Tenant to Landlord under this Lease or by law.


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       3.4    Commencement of Rent; Rent Prepayment: Tenant's obligation to pay
Base Monthly Rent shall commence on May 1, 2003. ("Rent Commencement Date").

       3.5 Security Deposit: Tenant shall pay to Landlord a security deposit in the amount of 0ne Hundred Thousand Dollars ($100,000), to be held in a non-interest bearing account insured by the FDIC in the Landlord's name in the Tenant's Bank as security for the performance by Tenant of all the provisions of this Lease. In addition, Tenant shall pay to Landlord on demand a sum equal to the portion of the security deposit expended or applied by Landlord as provided in this Section to maintain the security deposit in the sum initially deposited with Landlord; provided, however, that Tenant may draw down the Security Deposit by no more than Forty thousand Dollars to pay for a portion or all (whichever is applicable) of Tenant's last five (5) months of Base Monthly Rent. Landlord's obligations with respect to the security deposit are those of a debtor and not a trustee. Landlord may use the deposit or any portion thereof, and may claim from the deposit such amounts as are reasonably necessary to remedy Tenant defaults of any kind including in the payment of rent, to repair damages to the Premises caused by Tenant, to compensate Landlord for damages sustained by reason of Tenant's default, to clean the Premises upon termination of the tenancy, and to comply with all of Tenant's obligations under Section 7.1, below to remove the basement vault, if Landlord so elects.. Except as otherwise specifically set forth in this section 3.4, the security deposit is not applicable to the last month's rent unless Landlord elects in writing to so apply it.

       If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant within thirty (30) days following expiration of the Lease Term. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in interest.

       3.6 All Financial Obligations are Rent: All financial obligations of Tenant to Landlord under this lease including without limitation, the obligations of Sections 3 (in its entirety), 4.1, 4.2, 5, 7.1, 8, 9.1, 10, 12.1, 12.3, 12.5 and 12.6, are agreed to be obligations to pay rent hereunder, the breach of which will permit Landlord to exercise any or all remedies permitted for failure to pay rent under this Lease.

       (a) All sums of money due to Landlord under this Lease and not specifically characterized as rent shall constitute additional rent and shall be due within thirty (30) days after receipt by Tenant of a billing. If any sum is not paid when due, it shall be collectible as additional rent with the next installment of rent falling due. Nothing contained in this Lease shall be deemed to suspend or delay the payment of any sum of money at the time it becomes due and payable under this lease, or to limit any other remedy of Landlord.

       (b) Tenant acknowledges that late Payment of rent and other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. These costs include, but are not limited to, processing and accounting charges and late


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charges which may be imposed on Landlord by the terms of any trust deed covering the Premises. Accordingly, if any installment of rent or any other sums due from Tenant are not received when due, or if a cure period is applicable under
Section 15.1, prior to the expiration of the cure period, Tenant sha1l pay to Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that the 1ate charge represents a fair and reasonable estimate of the costs Landlord will incur because of late payment. Acceptance of the late charge by Landlord shall not constitute a waiver of Tenant's default for the overdue amount, nor prevent Landlord from exercising the other rights and remedies granted under this Lease.

       (c) Any amount due to Landlord, if not paid within five (5) days following the due date, will bear interest from the due date until paid at the rate of ten percent (10%) per annum or, if this rate exceeds the highest rate then legally permitted, then at that highest legally permitted rate. However interest shall not be payable on late charges incurred by Tenant nor on any amounts on which late charges are paid by Tenant to the extent this interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default by Tenant.

       (d) An payments due shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America, at Landlord's address for notices under this Lease, or to such other person or at such other place as Landlord may designate by written notice to Tenant.

4.     TAXES AND ASSESSMENTS

       4.1 Personal Property Taxes: Tenant will pay before delinquency all taxes, assessments, license fees, and other charges that are levied and assessed against Tenant's personal property in or on the Premises, including without limitation its trade fixtures, furnishings and equipment. When possible, Tenant shall cause said personal property to be assessed and billed separately from the real property of Landlord.

       4.2 Real Property Taxes: Tenant will pay, as additional rent, Sixteen and Seven- Tenths Percent (16.7%) of all real property taxes and general and special assessments. ("Real Property Taxes") levied and assessed against the Premises, the Building, the land underlying the Building, any legal or equitable interest of Landlord in the building and the land underlying the Building, and any portion of such Building, land or legal or interest, prorated during the first and last years of the Term so that Tenant pays only for those days actually within the Term, plus one hundred percent (100%) of all Real Property Taxes and general and special assessments, and one hundred percent (100%) of any increased Real Property Taxes in Lease years subsequent to the year in which such general or special assessments are made, which are caused by or attributable to Tenant's Improvements and any Subsequent Alterations to the Premises made by Tenant, all of which shall be considered "Tenant's Percentage Share" of Real Property Taxes. Periodically, Landlord will notify Tenant of the amount of Real Property Taxes and provide Tenant with a copy of the tax bill,


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and Tenant will pay Tenant's Percentage Share to Landlord not later than ten
(10) days after the Landlord presents the Real Property Tax bill to the Tenant. Landlord shall be obligated to pay all Real Property Taxes levied or assessed against the Premises prior to the delinquency date thereof. For purposes of this Section, Real Property Taxes means and includes all taxes and assessments assessed, imposed or levied during any fiscal tax year which occurs wholly or partially during the Term of this Lease, including taxes, assessments and reassessments which are special, unforeseen, or extraordinary as well as those which are regular, foreseen or ordinary, and including any transfer tax, license or permit fee, commercial rental tax, utility tax, improvement bond or bonds, levy or tax (other than inheritance or estate tax) imposed by any authority having the direct or indirect power to tax, including any city, county, state, or federal government, or any school, agricultural, sanitary, fire, street, drainage, transit, or other improvement district thereof. If any governmental authority imposes, assesses, or levies a tax on rent or any other tax upon Landlord as a substitute in whole or in part for any Real Property Tax or assessment, the substitute tax shall be deemed to be an increase in Real Property Tax and shall be deemed to have been levied and assessed against the Premises, to the extent of the amount allocable thereto. The term Real Property Tax shall also include any tax, fee, levy, assessment, or charge (i) in substitution of or in addition to, partially or totally, any tax, fee, levy, assessment, or charge included in this Section in the definition of Real Property Tax, (ii) the nature of which was included within the definition of Real Property Tax, (iii) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof, including without limitation those related to any loss of or change in Landlord's status as a nonprofit public benefit corporation under the laws of the State of California, or (iv) which is imposed directly, solely or partially as a result of any loss of or change in Landlord's status as a nonprofit public benefit corporation under the laws of the State of California. If Landlord is required to impound Real Property Taxes on a periodic basis during the Term, Tenant will pay its proportionate share of Real Property Taxes to Landlord in accordance with all such requirements.

       4.3 Tenant's Right to Contest Assessment: Tenant, at its expense, shall have the right at any time to seek a reduction in the assessed valuation of the Premises or Building, other improvements, and land of which the Premises are a part, or to contest any Real Property Taxes or assessments for improvement districts that are to be paid by Tenant, but shall pay Tenant's share of Real Property Taxes when due notwithstanding the pendency of any such actions.

       Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord or any owner of the Premises. In that case Landlord shall join in the proceeding or contest or permit it to be brought in Landlord's name, but only insofar as, and for as long as, Landlord is not required to bear any costs or fees, including without limitation attorneys' costs or fees. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge its share of any Real Property Taxes determined by any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment.


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5.     IMPOSITIONS

       Tenant shall be solely responsible to pay, as additional rent, all of any gross receipts taxes, assessment or other charges imposed upon it by any governmental entity, all transfer taxes, assessments and other charges imposed as a result of Tenant's transfer of its leasehold interest, and the following items (collectively, "Impositions"): (i) taxes, other than local, state, and federal personal or corporate income taxes measured by the net income of Landlord; (ii) assessments, including without limitation, all assessments for public improvements, services, or benefits, irrespective of when commenced or completed; (iii) excises; (iv) levies; (v) business taxes; (vi) license, permit, inspection, and other authorization fees; (vii) transit development fees; (viii) assessments or charges for housing funds; (ix) service payments, in lieu of taxes and; (x) any other fees or charges that are levied, assessed, confirmed, or imposed by a public authority; provided, however, that Impositions shall not include amounts otherwise included in Real Property Taxes. Tenant is obligated to pay only to the extent that the Impositions are (a) on, measured by, or reasonably attributed to, the cost or value of Tenant's equipment, furniture, fixtures, and other personal property located in the Premises, or the cost or value of any leasehold improvements made to the Premises by or for Tenant, regardless of whether title to the improvements shall be in Tenant or Landlord;
(b) based on or measured by the monthly rental or other charges payable under this Lease, including without limitation, any gross receipts tax levied by a municipality, the State of California, the Federal Government, or any other governmental body with respect to the receipt of the rental; (c) based on the development, possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant of the Premises or any portion of the Premises; or (d) on this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it is unlawful for Tenant to reimburse Landlord for the Impositions, but lawful to increase the monthly rental to take into account Landlord's payment of the Impositions, the monthly rental payable to Landlord shall be revised to net Landlord the same net return without reimbursement of the Impositions as would have been received by Landlord with reimbursement of the Impositions.

6.     USE AND LIMITATIONS ON USE.

       6.1 Use: Tenant will use the premises for the operation of a first class banking institution. The Premises shall not be used for any other use without Landlord's prior written consent. Tenant will comply with all applicable laws concerning the Premises and Tenant's use of the Premises. Tenant is advised that portions of the Building are used as a library and for offices for other tenants, and will not use the Premises in any manner that will violate any law, covenant, condition or restriction affecting the Building or the certificate of occupancy for the Building, or constitute waste, nuisance, or unreasonable annoyance to other Tenants' uses of Building, including without limitations library users, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which violates the provisions herein or is declared by any governmental authority having jurisdiction to be a violation of law or of the certificate of occupancy. Tenant, at Tenant's sole cost and expense, shall comply with all laws, ordinances, regulations, rules, requirements and


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directions of any governmental agencies or authorities having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy impose any duty upon Tenant or Landlord with respect to the Premises or the Building, or either of their use or occupation, including without limitation the provisions of all Laws and the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter: constituted, relating to or affecting the condition, use or occupancy of the Premises. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business or other activity carried on at the Premises or if a failure to procure such a license or permit might or would, in any way, affect Landlord, the Premises, or the ability of Tenant to operate its business, then Tenant, at Tenant's expense, shall, at all times, obtain and comply with the requirements of each such license or permit. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

       6.2 Trade Name: Tenant agrees it will not conduct business at the Premises under the name of Sequoia National Bank, and shall not change the name of said business without Landlord's prior written consent. In the event that Tenant desires to change such name, Tenant will notify Landlord in writing of such proposed change, and Landlord agrees not to unreasonably withhold its approval thereto.

7.     MAINTENANCE

       7.1 Tenant's Obligations. Tenant, at its sole cost and expense, whether the same shall be the property of Tenant or Landlord, shall promptly repair and at all times maintain in good condition the entire Premises, including without limitation the entire interior of the Premises, the fixtures, equipment, electrical and plumbing fixtures and equipment, walls, ceilings, floors, HVAC equipment and ducts, utilities lines whether or not exposed, boilers, all doors and windows including without limitation Tenant's entry doors, communications lines and equipment, all painting and decorations of every kind, elevator inside the Premises (including all repairs, maintenance, licensing and replacement, if necessary), sidewalk adjacent to the Premises and any exterior alterations including but not limited to Automatic Teller Machines, deposit boxes, and Tenant shall promptly replace all broken or damaged glass, including glass and plate glass. If both Tenant's and Landlord's insurance covers a repair or any damage to be repaired, Tenant's insurance shall be primary and Landlord's insurance shall be secondary, and the fact that Landlord's insurance covers such repair or damage shall not impose any obligations upon Landlord not otherwise expressly agreed to in this Lease. Tenant shall make all repairs and replacements to the Premises expeditiously in a first class and workmanlike manner using high quality new materials, by hiring persons approved in advance by Landlord, which approval shall not be unreasonably withheld.

In the event that Tenant fails to make or commence the making of necessary repairs to the Premises as required under terms of this Lease, or should Tenant fail to fulfill any of its obligations under this Lease, then after Tenant


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receives ten (10) days prior written notice from Landlord, Landlord may enter and make such repairs at Tenant's expense, or may fulfill Tenant's obligations. If Landlord pays charges for repairs or services, or fulfills any obligation of Tenant under this Lease, then Tenant agrees to reimburse Landlord for said payment or costs upon presentation of bills or invoices for the necessary repairs and proof of payment or fulfillment thereof.

       On the last day of the Term, or on any sooner termination, Tenants shall surrender the Premises and all improvements and Subsequent Alterations to Landlord in the same condition as they were when first completely installed, clean and free of debris, ordinary wear and tear excepted, unless Landlord elects to require Tenant to remove some or all of its Improvements or Subsequent Alternations, in which case Tenant shall, prior to such surrender, remove all or whichever of its Improvements as Landlord directs, and in addition, at Landlord's election, demolish and remove the entirety of the reinforced concrete vault in the basement, and repair all damage to the Premises or Building caused by such demolition and removal. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's trade fixtures, furnishings, equipment, Improvements or Subsequent Alterations.

       7.2 Landlord's Obligations: Landlord, at it's so1e cost and expense, shall maintain and keep in good repair the structural components of the Building, including the structural components of load bearing and exterior walls, the structural components of the roof and foundation; the structural components of the subf1oor, and the Building sewer, electrical and water service; provided, however that the cost of any such repairs required as a result of the negligence or willful act of Tenant, its agents, suppliers, customers or employees, or as a result of any Improvements or Subsequent Alterations made by Tenant or its contractors, shall be borne by Tenant. In addition, Landlord shall have the right to make any and all additional repairs and alterations to the Building and the Premises at such times and in such a manner as it deems necessary or prudent. Landlord shall have no obligation it make repairs under this Section until a reasonable time after receipt of written notice from Tenant of the need for such repairs. Landlord shall not be liable for damages or loss of any kind or nature by reason of Landlord's making of any alterations or repairs, or by reason of Landlord's failure to furnish any services or to make any repairs when such failure is caused by accident, breakage, repairs, strikes, lockout, or other Jabot disturbances or disputes of any nature, or by any other cause beyond the reasonable control of Landlord. Tenant expressly waives the benefit of California Civil Code Sections 1941 and 1942, and all similar laws and regulations which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition, and repair.

8.     UTILITIES AND SERVICE$


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       (a)    Tenant will arrange and pay for all utilities and services furnished to or used by it, including, without limitation, gas, electricity, water, sewer, telephone service, refuse disposal, cleaning, janitorial services, and sprinklering, heating, ventilation and air conditioning services, including connection charges and taxes thereon. All such utilities shall be separately metered and contracted for directly by Tenant, and Tenant hereby holds Landlord harmless from all costs and charges associated therewith. If any such costs or charges are not paid when due, Landlord may, but is not required to, pay such costs or charges, in which case Tenant shall immediately pay to Landlord as additional rent under this Lease all amounts so paid by Landlord together with any other costs incurred by Landlord in connection with the handling of such payments, including without limitation reasonable attorneys' fees and costs. In the event that the Premises cannot be separately metered for any of the foregoing utilities or services, Tenant shall pay at Landlord's option either Tenant's pro rata share or a reasonable portion to be determined by Landlord of all charges jointly metered with other premises at the property. Landlord shall not be liable in damages or otherwise for any failure or interruption of (i) any utility service furnished to the Premises, or (ii) the heating, ventilating, or air conditioning system. No such failure or interruption shall entitle Tenant to terminate this Lease or abate rent in whole or in part or to stop making any other payments due hereunder.

       (b) Landlord shall have no obligation to furnish to Tenant any of the utilities or services described in this Section, and in addition shall have no obligation to furnish janitorial services or trash disposal services to the Premises. Tenant, at its sole cost, shall store and cause to be removed on no less frequently than a weekly basis all garbage, refuse and trash. Tenant shall purchase and use tightly sealing rubber or plastic containers for the storage of all garbage, refuse and trash within the Premises until removed.

9.     SIGNS

       9.1 Tenant's Signs: Subject to Tenant's compliance with all applicable laws and regulations of government entities and agencies and subject to obtaining Landlord's written approval thereof, which approval shall not be unreasonably withheld, Tenant shall be permitted to install and maintain at Tenant's sole cost reasonable business signs and awnings on the exterior of the Premises displaying Tenant's name and logo. Tenant shall at its sole cost maintain its signs in strict conformity with all federal, state and local laws, including without limitation those applicable due to the landmark status of the Building. If Landlord requests replacement of Tenant's exterior sign(s) as part of a general refurbishment or redecoration of the front of the Building, and not as a result of any governmental requirements, Tenant shall replace the sign(s) with new signs acceptable to Landlord; provided that Landlord shall reimburse Tenant for the cost of such Landlord-requested sign replacements.

       9.2 Landlord's Signs: Landlord may at Landlord's discretion, install customary "For Lease" or "For Sale" signs on the Building at any time.

10.    MECHANICS' LIENS/ENCUMBRANCES


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       Tenant will pay all costs for construction and alterations done by it or caused to be done by it on the Premises, including without limitation the Improvements, Subsequent Alterations, and all other alterations, maintenance and repairs. Tenant will keep the Premises free and clear of all mechanics' liens and other encumbrances resulting from construction or alterations done by or for Tenant. Tenant shall defend, indemnify and hold Landlord and Landlord's property and the other Tenants in the Building, as well as each of their agents, officers, directors, trustees, employees, members and volunteers, harmless from any and all costs, claims, damages, liabilities and reasonable attorneys' fees arising out of any construction performed by or at the request of Tenant, on or around the Premises. If Tenant shall in good faith contest the validity of any lien, claim or demand, then Tenant shall, at its sole expense, defend itself and Landlord against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against Landlord or the Premises or the property of which the Premises is a part. If Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested lien claim or demand indemnifying Landlord against liability for the same and holding the Premises and the property of which the Premises is a part free from the effect of such lien or claim. In addition, if Landlord shall require, Tenant shall pay Landlord's attorney's fees and costs in participating in any such action if Landlord decides in its sole discretion that it is in Landlord's best interest to do so.


11.    INDEMNITY AND EXCULPATION

       11.1 Exculpation of Landlord: Tenant hereby agrees that neither Landlord nor Indemnitees (defined in Section 11.2, below) shall be liable to Tenant for any damage to Tenant or Tenant's business for any reason, including without limitation for loss of income or for damage to the any property of Tenant, Tenant's employees, invitees, or customers or any other person in or about the Premises, nor shall Landlord or Indemnitees be liable for injury to the person of Tenant, Tenant's employees, agents, or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water, or rain, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, lighting fixtures, boilers, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Building or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Neither Landlord nor Indemnitees shall be liable for any damages arising from any act or neglect or any other tenant, occupant, or user of the property of which this Premises is a part, nor from the failure of Landlord to enforce the provisions of any other lease at the property.

       11.2 Indemnity: Tenant shall indemnify and hold harmless Landlord and its agents, officers, directors, trustees, employees, members and volunteers (collectively "Indemnitees") from and against any and all claims arising from Tenant's use, occupancy, and enjoyment of the Premises or any other portion of the property of which the Premises is a part, and from Tenants use or storage in the Premises of any materials, including without limitation Hazardous Materials


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(as defined in Section 26.1, below), and from the conduct of Tenant's business or from any activity, work, or things done, permitted, or suffered by Tenant in or about the Premises or elsewhere, and shall further indemnify and hold harmless Landlord and Indemnitees from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease or arising from any act or omission of Tenant or any of Tenant's agents, contractors, or employees, and from and against all costs, attorneys fees, expenses, and liabilities incurred in the defense of any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord or Indemnitees of any of them, by reason or any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord, and Landlord shall cooperate with Tenant in such defense. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property of Tenant in, upon or about thy property of which the Premises are a part arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord and Indemnitees. The foregoing indemnity obligations shall include reasonable attorney fees, investigation costs, and all other reasonable costs incurred by Landlord and Indemnitees from the first notice that any claim or demand is to be made. The provisions of this section shall survive the expiration or termination of this Lease.

12.    INSURANCE

       12.1 Tenant obligation: Tenant covenants and agrees that from and after delivery of possession of the Premises, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amount specified and in the form hereinafter provided for:

       (a) LIABILITY: A commercial general liability or commercial general liability, policy, written on an occurrence basis, and including insurance against assumed or contractual liability under this Lease with respect to the Premises and the operations of Tenant on or about the Premises in which the limits with respect to personal liability and property damages shall not be less than Five Million Dollars ($5,000,000) per occurance

       (b) TENANT IMPROVEMENTS: All-risk property insurance covering all of the Improvements and Subsequent. Alterations constructed by Tenant, as well as all trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, in an amount of not less than one hundred percent (100%) of their full current replacement cost during the Term and in an amount sufficient to avoid a coinsurance penalty, providing protection against any peril included in the coverage called "Causes of Loss
              - Special Form"

       (c) BUSINESS INTERRUPTION INSURANCE. Tenant shall keep in full force and effect business interruption insurance for the same perils as included in Sections


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              12.l (b) and (c), providing limits in an amount equal to actual loss sustained of Tenant's anticipated gross sales at the Premises, less Tenant's costs.

       (d) CONSTRUCTION. The insurance coverages required by Landlord in its reasonable discretion in connection with any and all remodeling, alterations, additions, and improvements made by Tenant during the Term.

       (e) WORKERS' COMPENSATION AND EMPLOYERS LIABILITY INSURANCE. Tenant shall carry California statutory Workers' Compensation insurance covering all employees, and Employer's Liability insurance, with limits of not less than One Million Dollars ($1,000,000.00) Bodily Injury each Accident, One Million Dollars ($1,000,000.00) Bodily Injury by Disease each employee/policy limit.

       12.2 Form of Tenant's Policies. All policies of insurance carried by Tenant pursuant hereto shall be issued by insurance companies which have a Best's Rating of "A" or better and which are qualified and admitted to do business in the State of California. Landlord and its agents, officers, directors, trustees, lenders, employees, members and volunteers shall be named as "additional insureds" on Tenant's liability policies. Executed copies of such policies of insurance or certificates thereof shall be delivered to Landlord within ten (10) days after delivery of possession of the Premises, and thereafter executed copies of renewal policies or certificates shall be delivered to Landlord within thirty (30) days prior to the expiration of the term of each such policy. All liability policies shall contain a Separation of Insureds or Severability of Interests section providing, among other things, that Landlord, although named as an additional insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its agents, officers, directors, trustees, employees, members and volunteers, by reason of the negligence of Tenant. All policies and/ or certificates thereof delivered to Landlord must specify thereon the amount of deductible, if any, and shall contain a provision that the company writing the policy shall give to Landlord thirty (30) days' notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. All liability and property damage and other casualty policies shall be written as primary policies, not contributing with, and not in excess of, coverage which Landlord may carry.

       12.2 Landlord Right to Procure. In the event that Tenant fails to procure, maintain and or pay for, at the times, for the duration and on the terms specified in Section 12 or in the Work Letter, any insurance herein required, or fails to carry insurance required by law or governmental regulation, Landlord may (but shall have no obligation to) at any time or from time to time, without notice, procure such insurance and pay the premiums therefor, in which event Tenant shall repay Landlord all sums paid by Landlord together with interest thereon as provided


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elsewhere herein and any costs or expenses incurred by Landlord in connection therewith within ten (10) days following Landlord's written demand to Tenant for such payment.

       12.4 Increase in Insurance Limits. Landlord shall have the right from time to time during the Term by written notice to Tenant to increase the limits of insurance Tenant is required to carry hereunder.

       12.5 Increase in Insurance Rates. Tenant agrees that it will not, at any time during the Term, do anything in or about the Premises which will in any way tend to increase the insurance rates upon any insurance from time to time carried by Landlord in respect of the Building. Tenant agrees to pay to Landlord upon demand the amount of any increase in premiums for insurance against loss by fire or other casualty that may be charged; during the Term on the insurance carried by Landlord on the improvements of which the Premises are a part resulting from the foregoing or from Tenant doing any act in or about the Premises which does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Premises any equipment which would constitute an overload of the utilities of the Premises, Tenant shall, at its own expense, make in advance whatever changes are necessary to comply with the requirements of the insurance underwriters and any federal, state or local governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord's consent to such overloading. Tenant shall, at its own expense, comply with all requirements of the insurance underwriters or any governmental authority having jurisdiction thereover which are necessary for the maintenance of reasonable all-risk property insurance for the Premises, including the installation of fire extinguishers or automatic dry chemical fire repressant and extinguishing systems.

       12.6 Payment for Landlord's Insurance. Tenant shall pay, as additional rent, in accordance with Exhibit B, nine and one-half percent (9.5%) of all liability and property damage insurance which Landlord now carries or elects to carry in the future insuring itself, its agents, officers, directors, trustees, employees, volunteers and members, and the Building, the land upon which the Building and Premises are located, and the Premises, if any. Periodically, Landlord will notify Tenant of the cost of Landlord's insurance, and Tenant shall within ten (10) days of such notification pay in accordance with Exhibit B, nine and one-half percent (9.5%) of such sum to Landlord. Nothing in this Section shall require Landlord to carry liability or property damage insurance or to insure itself or the Building, land or Premises.

13.    DESTRUCTION

       13.1 General: If, during the Term, at least one third (33-1/3 %)of the then replacement value of the Premises or the Building is damaged or destroyed from any cause other than Tenant's negligence or willful act (in which event Tenant shall complete all repairs at Tenant's sole expense), rendering them totally or partially inaccessible or unusable, Landlord at its sole election may either terminate this Lease or restore the Premises within a reasonable time and this Lease will in the latter event continue in full force and effect. If Landlord does not restore the Premises to a


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tenantable condition within one hundred eighty (180) days after the date of the casualty, Tenant may terminate this Lease as Tenant's exclusive remedy. If Landlord elects to restore the Premises, Landlord will not be required to restore alterations made by Tenant, Tenant's improvements, Tenant's trade fixtures, or Tenant's personal property, such excluded items being the sole responsibility of Tenant to restore. If the destruction is less than one third (33 1/3J%) of the then replacement value, provided the damage is covered by insurance proceeds available to Landlord under Landlord's insurance policy, Landlord shall cause the damage to be repaired as reasonably economically and promptly as possible, reasonable allowance to be made for causes beyond Landlord's control. If destruction is less than on third (33 1/3%) of the then replacement value and is not covered by insurance proceeds available to the Landlord under Landlord's insurance policy, then Landlord at its sole election may either terminate this Lease or repair the destruction at Landlord's expense. If Landlord does not restore the Premises to a tenantable condition within one hundred and eighty (180) days after the date of the casualty, Tenant may terminate this Lease, as Tenant's exclusive remedy. During the period of any repairs to the Premises, rent shall abate proportionately to the extent of actual interference with Tenant's business, which extent shall be determined in Landlord's absolute discretion.

       13.2 Waiver of Civil Code Sections: Tenant waives the provisions of Civil Code Section 1932(2) and Section 1933(4) with respect to any damage or destruction of the Premises.

       13.3 Damage Near End of Term. If at any time during the last year of the Term there is substantial damage, as determined by Landlord in its absolute discretion, whether or not the loss occasioned by such damage is insured, Landlord may at Landlord's' option cancel and terminate this Lease by giving thirty (30) days' prior written notice to Tenant of Landlord's election to do so within sixty (60) days after the date of occurrence of such damage.

14.    CONDEMNATION

       If the Premises are totally taken by condemnation, this Lease will terminate on the date of taking. Either Landlord or Tenant may elect to terminate this Lease if fifty percent (50%) or more of the total number of square feet of the Premises is taken, or if, in Landlord's sole discretion, the remaining portion of the Building rendered unsuitable for Tenant's continued use of the Premises for the purposes permitted herein.

       If either party elects to terminate this Lease as permitted herein, that party must exercise its right to do so by giving notice to the other party within ninety (90) days after the nature and extent of the taking have been finally determined. If a party elects to terminate this Lease as permitted herein, that party shall also notify the other party of the date of termination, which date shall not be earlier than thirty (30) days nor later than one hundred twenty (120) days after the terminating party has notified the other party of its election to terminate; except that this Lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by the terminating party. If neither party elects to terminate this Lease within the ninety (90) day period, this full force and effect, except that minimum monthly rent shall be reduced as set forth herein.


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       If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the date of taking the monthly rent shall be reduced by an amount that is in the same ratio to monthly rent as the total number of square feet in the Premises taken bears to the total number of square feet in the Premises immediately before the date of taking.

       If there is a partial taking of the Premises and this Lease remains in full force and effect, Tenant shall, at its expense, restore, with due diligence, the remainder of the improvements occupied by Tenant so far as practicable to a complete unit bf like quality, character and condition as that which existed immediately prior to the taking.

       Rent shall be abated or reduced during the period from the date of taking until the completion of restoration. The abatement or reduction of rent shall be based on the extent to which the restoration interferes with Tenant's use of the Premises.

       Landlord shall be entitled to receive and retain the entire award or compensation for the affected lands, Building and improvements of which the Premises are apart, and Tenant shall not be entitled to any portion thereof. This provision will not bar Tenant from seeking any compensation to which Tenant may be entitled directly from the condemning agency.

15.    DEFAULT

       15.1 Tenant's Default: The occurrence of any of the following will constitute an "Event of Default" by Tenant:

       (a) Failure to pay any rent or any other financial obligation of Tenant under this Lease when due if not cured within ten (10) days after written notice of such failure to pay.

       (b) Abandonment or vacation of the Premises (once Tenant's bank has opened for business, failure to occupy and operate Tenant's business in the Premises for thirty (30) consecutive business days will be4eemed an abandonment and vacation).

       (c) Failure to perform any provision of this Lease other than a provision to pay rent or any other financial obligation, if not cured within thirty (30) days after written notice has been given to Tenant, provided that if the Tenant has commenced to cure within such thirty (30) day period and is diligently pursuing a cure, Tenant shall have an additional thirty (30) days to complete the cure.

       (d) Failure to keep the Premises open for business during regular business hours for reasons other than force majeure.


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       (e)    Appointment of a receiver by or for Tenant's business, or the assignment of all or substantial portion of Tenant's assets for the benefit of creditors, or any unauthorized assignment, encumbrance or sublease as described in Section .15.2 below.

       15.2 Assignment and Subletting: Tenant will neither voluntarily nor involuntarily assign or encumber its interest in this Lease or in the Premises, or sublease the Premises, or allow any other person or entity to occupy or use the Premises without first obtaining Landlord's written consent, which may not be unreasonably withheld, conditioned or delayed.

       (a) Any of the previous acts without consent shall be void and shall, at the option of Landlord, constitute a noncurable default under this Lease. In connection with each consent requested by Tenant hereunder, Tenant shall submit to Landlord in writing the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved.

       (b) Without limiting other instances in which Landlord may reasonably withhold consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold consent in any of the following instances:

              (i) if at the time consent is requested or at any time prior to the granting of consent, an Event of Default has occurred under this Lease or if Tenant is in monetary default under this Lease or would be in monetary default under this Lease but for the pendency of any grace or cure period under
                     Section 15.1;

              (ii) if the proposed assignee or subtenant is a governmental agency;

              (iii) if, in Landlord's reasonable judgment, use of the Premises by the proposed assignee or subtenant would not be compatible to the use by other tenants in the Building, would entail alterations that would materially lessen the value of the Improvements or Subsequent Alterations in the Premises (unless Tenant provides adequate security to ensure that the Premises will be restored to their prior condition pursuant to Sections 1.5 and 7.1), would result in more than a reasonable number of occupants per floor, or would require substantially increased services by Landlord;


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              (iv)   if Landlord reasonably determines that circumstances
                     warrant a consideration of the financial worth of a proposed assignee or subtenant, and the financial worth, in Landlord's reasonable judgment, does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms; or

              (v) if, in Landlord's reasonable judgment, the character, reputation, or business of the proposed assignee or subtenant is not consistent with the quality and character of the Building and the Post Street east of Mason Street area, or other comparably high-value location, of the San Francisco Union Square retail district.

       The foregoing is not deemed to be an exhaustive statement of the standards to be applied and other commercially reasonable considerations may properly enter into Landlord's decision. Consent to any assignment or subletting shall not be deemed to release Tenant from any obligations under this Lease, all of which obligations shall continue as joint and several with the assignee or subtenant, and shall not be deemed to constitute consent to any subsequently attempted assignment or subletting. The acceptance of a rental by Landlord from any other person shall not be deemed a waiver by Landlord of any provision of this Lease.

       Any assignment, encumbrance, or sublease without Landlord's written consent will be voidable and, at Landlord's election, will constitute a non-curable default and ground for termination of this Lease.

       Except as permitted herein, voluntary assignment includes a transfer of fifty-one percent (51%) of the stock of Tenant (either in a single transaction or cumulatively in successive transactions), or change in ownership by Tenant in any form.

       If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant will pay to Landlord, whether or not consent is ultimately given, Landlord's reasonable attorneys' fees and other costs incurred in connection with each such request. As an alternative to approving any requested assignment or sublease, Landlord shall have the option upon receipt of a request from Tenant for approval of an assignment or sublease, to sublet the Premises or that portion proposed to be assigned or sublet from Tenant at the rental and other terms in Tenant's notice or, in the alternative, to cancel this Lease with respect to the portion or all of the Premises proposed to be assigned or subleased and to recover possession thereof for Landlord's use or lease to any party, including without limitation Tenant's proposed assignee or subtenant.


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       No interest of Tenant in this Lease will be assignable by operation of law. Each of the following acts without limitation will be considered an involuntary assignment and a breach of this Lease:

       (a)    Levy or writ of attachment or execution on this Lease;

       (b) Appointment of a receiver to take possession of the Premises, which receiver is not dismissed within sixty (60) days.

       (c)    Dissolution or suspension of corporate good standing of Tenant.

       An involuntary assignment will constitute a breach by Tenant and Landlord will have the right to elect to terminate this Lease, in which case this Lease will not be treated as an asset of Tenant.

16.    LANDLORD'S REMEDIES

       16.1 Cumulative Nature of Remedies: Landlord will have the remedies provided in this Section if Tenant commits a default or an event of Default occurs. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law or equity.

       16.2 Tenant's Right to Possession Not Terminated: Landlord has the remedy described in California Civil Code Section 1951.4, to continue this Lease in full force and effect after Tenant's breach and abandonment and to recover rent as it becomes due, in light of the provisions of Section 15.2 of this Lease regarding Tenant's right to sublet or assign subject to Landlords' reasonable limitations, as long as Landlord does not terminate Tenant's right to possession, and in that case Landlord will have the right to collect rent and enforce other obligations when due. During the period Tenant is in default or an Event of Default has occurred and after expiration of the applicable cure period, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant will be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling if remodeling is reasonably necessary to more promptly secure a replacement tenant in mitigation of Landlord's damages, and like costs.

       Reletting maybe for a period shorter or longer than the remaining term of this Lease. Tenant will pay to Landlord the rent and other charges due under this Lease on the date the rent and other changes are due, less the rent Landlord receives for any reletting. No act by Landlord allowed by this Section will terminate this Lease unless Landlord notifies Tenant in writing that Landlord expressly elects to terminate this Lease. After Tenant's default or an Event of Default and for as long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's written consent in accordance with the provisions of Section 15.2,


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Tenant will have the right to assign or sublet its interest in this Lease in accordance with Section 15.2, but Tenant will not be released from any liability hereunder.

       If Landlord elects to relet the Premises as provided in this Section, rent that Landlord receives from reletting will be applied to the payment of:

       First, any indebtedness from Tenant to Landlord other than rent and other charges due from Tenant;

       Second, all costs, including maintenance, incurred by Landlord in reletting;

       Third, rent and all other charges due and unpaid under this Lease.

       After deducting the above payments, any sum remaining from the rent Landlord receives from reletting will be held by Landlord and applied in payment of future rent as rent and all other charges become due under this Lease. In no event will Tenant be entitled to any excess rent received by Landlord. If, on the date rent is due under this Lease, the rent received from the reletting is less than the rent due on the date, Tenant will pay to Landlord, in addition to the remaining rent due, all costs, including maintenance, Landlord incurs in reletting as provided in this Section.

       16.3 Termination of Tenant's Right to Possession: Landlord may terminate Tenant's right to possession of the Premises at any time after Tenant's default or an Event of Default and after expiration of the applicable cure period. No act by Landlord other than giving express written notice of termination to Tenant will terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease will not constitute a termination of Tenant's right to" possession or obligation to pay rent. On termination, Landlord has the right to recover from Tenant:

       (a) The worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this Lease;

       (b) The worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of the award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided;

       (c) The worth, at the time of the award, of the amount by which the unpaid rent or the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant proves could be reasonably avoided; and


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       (d)    Any other amount, including reasonable attorneys' and/or experts'
              fees and expenses and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default and the Event of Default.

       "The worth, at the time of the award," as used in subsections (a) and (b) above, will be computed by allowing interest at the maximum rate an individual is permitted by law to charge. "The worth, at the time of the award," as referred to in (c) above, will be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1 %).

       16.4 Landlord's Right to Cure Tenant's Default: Landlord, at any time after Tenant commits a default, may (but is under no obligation to) cure the default at Tenant's expense. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord will be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date will bear interest at the maximum rate an individual is permitted by law to charge from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, will be additional rent.

17.    LANDLORD'S ENTRY ON PREMISES

       Landlord and its authorized representatives will have the right to enter the Premises at reasonable times on reasonable advance notice for any of the following purposes, always providing that the entrance to the Premises shall not be blocked thereby during Tenant's normal business hours, and further providing that the business of Tenant shall not be unreasonably interfered with:

       (a) To determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease.

       (b) To do any necessary maintenance and repairs, and to make any restorations to the Premises or to protect the Premises from adjacent construction. Landlord's exercise of this right to enter for maintenance and repairs shall not be construed to impose any obligation upon Landlord not otherwise expressly provided for in this Lease.

       (c) To post notices of "for sale," "for lease" or "for rent" as appropriate or to show the Premises to brokers, agents, buyers, tenants, or other persons interested in the Premises at any time during the term.

       Landlord shall have the further right to enter the Premises for the purposes of: installing and maintaining, pipes, ducts, conduits and other utility lines in or through the Premises to serve other Premises in the Building; access to the space in the Building immediately south of the Premises to aid in the work of constructing a rear exit system serving the Premises and other


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                                       22
portions of the Building; and installation and maintenance of features designed to improve the safety and life safety systems of the Building. Landlord's exercise of this right shall not impose any obligation upon Landlord not otherwise expressly provided for in this Lease.

18.    NOTICE AND SERVICE

       18.1   General Notices: All notices and other matters shall be sent to:

Landlord:

In Duplicate to:

The President and The Executive Director and
The Building Manager of the
Mechanic's Institute
57 Post Street
San Francisco, CA 94104

Tenant:

Sequoia National Bank

/s/ GARY CRISTOFANI

--------------------------

--------------------------


With a copy to:

--------------------------------

--------------------------------

--------------------------------


or to any other address that a party may designate in writing from time to time during the term of this Lease. Any notices required to be given hereunder by any party hereto shall be deemed have been properly and sufficiently given if sent by certified mail, facsimile or hand delivery at the address of the other party as set forth in this Lease or at such other address as the other party may from time to time direct in writing. Any such notice shall be deemed to have been received if sent by certified mail, five (5) days after the date of mailing; if faxed, forty-eight (48) hours after the time of telecopying or faxing; and if hand delivered, upon the date of delivery. If mailing or fax is interrupted by strike, slowdown, force majeure or other cause, a notice sent by the impaired means of communication will not be deemed to have been received until actually received, and the party sending the notice shall utilize any other such services which have not been so interrupted or shall hand deliver such notice in order to ensure prompt receipt thereof.


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       18.2   Legal Notice and Process: Tenant may be served by Landlord or its agent or successors by delivery of a copy of any legal process to the above person and address or to the person apparently in charge of the Premises during normal business hours.

19.    WAIVER

       No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant will impair such a right or remedy or be construed as a waiver. Any waiver by Landlord of any default or Event of Default must be expressly made in writing and will not be a waiver of any other default or Event of Default concerning the same or any other provision of the Lease.

20.    ATTORNEYS FEES

If Landlord becomes a party to any litigation concerning this Lease, the Premises, the Building, the land on which the Building is situated, or other improvements situated upon that land, Tenant will be liable to Landlord for Landlord's reasonable attorneys' and experts' fees and court costs incurred by Landlord in the litigation, unless such litigation is primarily concerning issues relating to Landlord's ownership or operation of the Building, arid is not related to this Lease. Tenant shall also reimburse Landlord on demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder, and for all reasonable legal and other professional fees and expenses incurred in the preparation and service of notices of default or other notices hereunder, whether or not such notices result in the filing of any legal proceedings against Tenant.

       If either Landlord or Tenant commences an action against the other arising out of or in connection with this Lease, the prevailing party will be entitled to have and recover from the other party reasonable attorneys' and experts' fees and costs of suit.

21.    SURRENDER OF PREMISES AND HOLDING OVER

       21.1 Surrender of Premises: As set forth in Sections 1.5 and 7.1, upon expiration of the Term, Tenant will surrender the Premises and all Improvements and Subsequent Alterations to Landlord in the same condition as when they were first completely installed, clean and free of debris, ordinary wear and tear excepted, unless Landlord elects to require Tenant to remove some or all of its Improvements or Subsequent Alterations, and Tenant will remove all its personal property from the Premises.

       Landlord may elect, without any liability to Landlord at Tenant's cost, to retain or dispose of in any manner any alterations personal property the Tenant doesn't remove from the Premises on expiration or termination of the Term by giving ten (10) days' notice to Tenant.


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                                       24
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Title to any such alterations or Tenant's personal property that Landlord elects to retain or dispose of on expiration of the ten (10) day period will vest in Landlord.

       21.2 Holding Over: If Tenant with Landlord's consent, remains in possession of the Premises after expiration or termination of the Term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant will deemed to be a month-to-month tenancy terminable on thirty (30) days notice given at any time by either party. All provisions of this Lease, except those pertaining to Term, rent, and Option to Extend, will apply to the month-to-month tenancy, except that the Base Monthly Rent payable during said tenancy shall be one hundred and fifty percent (150 %) of the Base Monthly Rent payable hereunder in the month preceding such termination or expiration.

22.    TENANT'S FIXTURES

       Tenant shall have the right to install, at its expense, such fixtures as it may require in the conduct of its trade or business, providing that the same shall not be installed so as to damage the Building (except that it is understood and agreed that some minor damage may occur, which damage shall be repaired by Tenant at its sole expense) and providing that all such installations are approved by Landlord as part of Tenant's Plans.

23.    FORCE MAJEURE

       If either Landlord or Tenant is delayed or hindered in or prevented from the performance or any term, covenant, or act required hereunder by reasons of strikes, labor troubles, inability to procure materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, terrorism, act of God, or other reason of a like nature which is beyond the control of the party affected, then the performance of that term, covenant, or act is excused for the period of the delay and the party delayed will be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay.

24.    MISCELLANEOUS PROVISIONS

       24.1 Exhibits: All Exhibits referred to and attached to this Lease are incorporated by reference as part of this Lease.

       24.2 Interpretation, Jurisdiction and Venue: This Lease will be construed and interpreted in accordance with the laws of the State of California, as if made, executed and performed entirely in California. Tenant hereby expressly agrees that jurisdiction and venue for purposes of any action or proceeding arising out of or in connection with this Lease or brought by, between or among Landlord or its representatives or successors, and Tenant or its representatives or successors, shall be in the Superior Court for the State of California in and for the City and County of San Francisco, and Tenant hereby expressly waives any and all rights it


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                                       25
now has or may in the future have to bring or remove any action or proceeding arising out of or in connection with this Lease in or to Federal Court, and waives all Federal Court jurisdiction for any and all such claims.

       24.3 Integration; Modification: This Lease contains, inc1uding all Exhibits, all the agreements of the parties and cannot be amended or modified except by written agreement. There are no understandings, representations, promises or agreements between the parties relating to Tenant's occupancy of the Premises or this Lease which are not set forth in this Lease, and all previous documentation and agreements between the parties are hereby superceded and cancelled, and this Lease represents the full and final agreement between the parties.

       24.4 Covenants and Conditions: All provisions whether covenants or conditions on the part of Tenant will be deemed to be both covenants and conditions.

       24.5 Captions, Singular and Plural: The captions of this Lease will have no effect on its interpretation. When required by the context of this Lease the singular will include the plural.

       24.6 Joint and Several Obligations: "Party" will mean Landlord or Tenant; and if more than one person or entity is Landlord or Tenant, the obligations imposed on that party will be join and several.

       24.7 Severability: The unenforceability, invalidity, or illegality of any provision of this Lease will not render any other provisions unenforceable, invalid or illegal.

       24.8 Estoppel Certificate: At any time during the Term, from time to time, at Landlord's or Tenant's written request and with twenty (20) days' notice, either party shall promptly execute and deliver to the requesting party, or to any prospective purchaser or mortgagee of all or any part of the property of which the Premises is a part, an Estoppel Certificate containing such certifications and statements about this Lease and the Premises as Landlord or Tenant may reasonably request. It is intended that any such Estoppel certificate may be relied on as complete and truthful by any such prospective purchaser or mortgagee.

       24.9 Time is of the Essence: Time is of the essence in the performance of each and every obligation of the Tenant under this Lease.

       24.10 Liability of Landlord: The liability of Landlord and its agents, officers, directors, trustees, employees, members and volunteers to Tenant and under this Lease is expressly limited to the value of Landlord's current interest in the Building the property upon which it is located and any applicable insurance maintained by Landlord covering liabilities arising from this Lease. No recourse shall be had to any other assets of Landlord or its agents, officers, directors, trustees, members or volunteers.


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                                       26

       24.11 Corporate Authority: Each individual signing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding on Tenant in accordance with its terms. Upon delivery of this Lease executed by Tenant, Tenant shall also deliver to Landlord a certified copy of a resolution of its board of directors authorizing such execution and delivery.

       24.12 Brokerage Fees: Landlord and Tenant warrant and represent to each other that neither has dealt with any real estate broker or agent, in connection with this Lease or its negotiation. Landlord and Tenant shall indemnify and hold each other harmless, from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Landlord or Tenant. This provision shall survive termination of this Lease.

       24.13 Notice and Consents in Writing: All notices that tenant shall be required to give to Landlord, and all consents that tenant shall be required to obtain from Landlord shall be given or obtained in writing.

25.    COMPLIANCE WITH LAWS

       Except as otherwise provided in this Lease, Tenant shall at Tenant's sole cost and expense, fully, diligently, and in a timely manner, comply with all Laws, covenants, easements and restrictions of records, permits, the requirements of any applicable fire insurance underwriter or rating bureau, relating in any manner to the Premises, the Environmental Laws, applicable building codes, and the California Building Code now in effect or which may hereafter come into effect. Tenant's obligations hereunder shall include the obligation to make all required alterations and improvements to the Premises and any area of the Building to which such Applicable Law is or in the future is applied (other than improvements to the structural components of the roof, exterior walls, subfloor or foundation, which shaft be the Landlord's responsibility), and which is required or occasioned by Tenant's occupancy, Improvements or alterations. Tenant shall, within ten (10) days after receipt of Landlord's written request, provide Landlord with copies of all documents and information, including, but not limited to, permits, registrations, manifests, application, reports and certificates, evidencing Tenant's compliance with all of the foregoing, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure or the alleged failure by Tenant or of the Premises comply with any Law or other matter specified herein.

26.    HAZARDOUS MATERIALS

       26.1 Definition: As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, inc1uding any substances defined as or included in the definition of


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

"hazardous substances", "hazardous wastes", "hazardous materials", or "toxic substance" now or subsequently regulated under any applicable federal, state or local laws or regulations ("Environmental Laws"), including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. As used in this Lease, the terms "disposal" and "release" shall have the same meaning as set forth in the Environmental Laws. As used in this Lease, "Post-Lease Date Hazardous Material" means any Hazardous Material which is generated, produced, brought upon, used, stored, released, treated or disposed or in, on or about the premises or which migrated there from at any time (commencing with Tenant's occupancy of the Premises) and including during the Term of this Lease and during the term of any prior lease of the Premises to Tenant or any affiliated entity, by reason of any act or omission of Tenant, its agents, employees, contractors, subtenants or invitees or such affiliated prior tenant.

       26.2 Tenant's Obligations as to Hazardous Material: Landlord is not aware of the presence of any Hazardous Materials in the Premises. Tenant shall make a thorough inspection of the Premises in connection with design and construction of the Improvements and notify Landlord immediately if any Hazardous Materials are discovered. Except for Hazardous Materials so discovered by Tenant and reported to Landlord in writing within ten (10) days after possession of the Premises is delivered to Tenant, which shall be Landlord's responsibility, any and all Hazardous Materials found to exist in the Premises shall be conclusively deemed to be Post-Lease Date Hazardous Material. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, released, treated or disposed of in or about the Premises by Tenant, its agents, employees, contractors, subtenants or invitees without the prior written consent of Landlord and any lender holding a security interest in the Premises (collectively "Lender"), and any such activity consented to by Landlord and Lender ("Consented to Hazardous Materials Activity") shall be conducted in compliance with all applicable federal, state and local laws, regulations and ordinances, including without limitation the Environmental Laws. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed Consented to Hazardous Materials Activity. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Premises.

With respect to Consented to Hazardous Material Activity, Tenant shall (i) bear all legal, financial and other responsibility for ensuring that such Hazardous Material shall be used, kept and stored in a manner which strictly complies with all Environmental Laws; (ii) take any necessary remedial action if and when so ordered by governmental authorities with jurisdiction over such Hazardous Material; (iii) remove, in a manner consistent with the Environmental Laws, all such Hazardous Material from the Premises before the end of the Term or earlier termination of the Lease; and (iv) indemnify, defend and hold Landlord and Indemnitees (as defined in Section 11.2, above) harmless from any and all claims, demands, damages and liabilities caused in whole or in part, directly or indirectly, by such Hazardous Material (which is


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                                       28
in addition to any other indemnity set forth in this Lease) Tenant's obligations under this Section shall survive the termination of this Lease whether by expiration of the Term or any other or earlier termination.

       If Tenant knows, or has reasonable cause to believe, that a Hazardous Material (other than ordinary cleaning materials or materials customarily used in Tenant's business in de minimis quantities and in full compliance with all Environmental Laws), or a condition involving or resulting from Hazardous Materials, has come to be located in, on, under or about the Premises, other than as previously consented to by Landlord and Lender, Tenant shall immediately give written notice of such fact to Landlord. Tenant shall also immediately give Landlord a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Material or contamination in, on or about the Premises, including but not limited to all such documents as may be involved in any permitted use of Hazardous Material on the Premises.

       Tenant authorizesL~d.1ord and its agents to enter upon the Premises to make inspections and tests as they may deem appropriate to determine Tenant's compliance with this Section 26. Such entry will be after reasonable notice at reasonable times and without material interference to Tenant's business unless an emergency is reasonably believed to exist, in which case no notice is required.

27.    SUBORDINATION AND NON-DISTURBANCE

       This Lease is and at all times during the term of this Lease shall be superior and have priority over any lien, mortgage, deed of trust, or encumbrance (collectively referred to as "encumbrance") recorded after the date of this Lease affecting the Premises, Building, other improvements, and land of which the Premises are a part. If, however, a lender requires that this Lease be subordinate to any such encumbrance, this Lease shall be subordinate to that encumbrance, provided that such lender has delivered a non-disturbance agreement reasonably acceptable to Tenant.

       Tenant shall attorn to any purchaser of Landlord, whether in the ordinary course of a sale of the Building or property, at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure.

       Upon twenty (20) days' written notice, Tenant shall execute such written agreements and other documents reasonably required by the Lender to accomplish the purposes of this Section.

28.    CONFIDENTIALITY


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                                       29

       Both parties agree to keep the terms of this Lease strictly confidential and neither part will voluntarily disclose such terms to any third party whatsoever, including without limitation Villeroy & Boch Tableware LTD or any of its parents companies, subsidiaries, agents, employees, or attorneys, without the prior written consent of the other, which consent may be withheld in that other party's sole and absolute discretion. Disclosure by either party pursuant to judicial process, or disclosure by Landlord to its auditors or advisors, or by Landlord in connection with any contest of real property taxes, or by Landlord in connection with a proposed sale or financing of the property in which the Premises are located, or disclosure by Tenant to Tenant's accountant, business advisors or others for confidential purposes only and subject to a confidentiality agreement identical to this Section 28, is specifically permitted.

29.    ADDITIONAL PROVISIONS

       The exhibits listed below are incorporated by reference in this lease.

       Exhibit "A" (3 pages) - Premises commonly known as 65 Post Street, San Francisco California, consisting of Street level area, basement area, and mezzanine area

       Exhibit "B" (2 pages) - January 28, 2003 Expense Calculation for taxes and insurance

      IN WITNESS WHEREOF Landlord and Tenant have executed this Lease on This 1st day of May 2003.


Landlord:                                 Tenant:
Mechanics' Institute,                     Sequoia National Bank,
A California Nonprofit Public             A California Corporation
Benefit Corporation


By: /s/ JAMES M. FLACK                    By: /s/ GARY CRISTOFANI
    ---------------------------------         ----------------------------------


Its: Executive Director                   Its:  CFO
    ---------------------------------         ----------------------------------


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                                       30

                             EXHIBIT "A" page 1 of 3
Premises commonly known as 65 Post Street, San Francisco, California, consisting of Street level area, basement area, and mezzanine area




                                [GRAPHIC OMITTED]




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                                       31

                             EXHIBIT "A" page 2 of 3
Premises commonly known as 65 Post Street, San Francisco, California, consisting of Street level area, basement area, and mezzanine area




                                [GRAPHIC OMITTED]





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                                       32

                             EXHIBIT "A" page 3 of 3
Premises commonly known as 65 Post Street, San Francisco, California, consisting of Street level area, basement area, and mezzanine area




                                [GRAPHIC OMITTED]





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                                       33

                               [GRAPHIC OMITTED]
                              MECHANICS' INSTITUTE
                    A GENERAL-INTEREST LIBRARY & CHESS ROOM

JAMES M. FLACK                                                   415-393-0117
Executive Director                                     Fax:      415-421-1770
                                                       net: jflack@MILibrary.org

                            EXHIBIT "B" page 1 of 2
          January 28, 2003 Expense Calculation for Taxes and Insurance

                                                       January 28, 2003

Sequoia Bank Lease
------------------

Expense calculations:
---------------------

Sequoia Bank premises is                 5,225 sq ft Net Rentable Area

Sequoia Bank premises is                 5,747 sq ft Gross Rentable Area (@ 10%
                                         Net to Gross)

Mechanics' Institute occupies           25,750 sq ft of Gross building area.
Tenants occupy                          34,483 sq ft of Gross building area.
                                        ------
57 Post Street is                       60,233 sq ft Gross Building Area

Taxes:
------

Mechanics' Institute's 25,750 sq ft GBA area is not taxed. The balance of the building (34,483 sq ft GBA) was taxed $16,772 last year.

Sequoia Bank's proportional share of the tax bill is: 5,747 / 34,483 = 16.7%

Last year this would have been 16.67% x $16,772 = $2,800 which is only 49 cents/ sq ft/yr.

Insurance:
----------

Sequoia Bank's proportional share of the building's insurance bill is 5,747 / 60,233 = 9.5%

Last year this would have been 9.5% x $28,056 = $2,665 which is only 46 cents/ sq ft/yr.

Attached is the insurance bill allocation between the building at 57 Post Street and Mechanics' Institute as a business.





         Mechanics' Institute   57 Post Street   San Francisco CA 94104

                               www.MILibrary.org




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                                       34

                            EXHIBIT "B" page 2 of 2
          January 28,2003 Expense Calculation for Taxes and Insurance


                              Mechanics' Institute
                          Insurance Premium Allocation
                             September 1, 2002-2004


                                                                          9-1-02 to 8-31-03
Building                                  Premiums            years          Current Yr
Building Insurance                          18,957              2                 9,479
Rental Income                                1,064              2                   532
Liability                                   15,727              2                 7,864
Liability (Building rented to others)       12,609              2                 6,305
Umbrella (other than Mechanics')             7,755              2                 3,878
                                           -------                              -------
                   Subtotal                          56,112                                    $  28,056

Mechanics' Institute Contents                  705              1*
Mechanics' Institute Business Income         1,103              2
Liability - Library                         13,848              1*
Liability - Clubs                            2,726              2
Non-owned and hired auto                     1,960              2
Library computers                              290              1*
Umbrella - Mechanics' Institute              8,863              2
                                           -------

                   Subtotal                          29,495
                                                    -------

                Grand Total                          85,607


Note
Package Premium is on a 2 year rate lock term                  70,764
Property Floater is on a 1 year term*                          14,843
                                                              -------
                                                               85,607





Mechanics' Bank Institute / Sequoia Bank Lease CLEAN (V -3 03 25 03 SRCM)

                  ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT


         THIS ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT ("Agreement") is made and entered into to be effective as of April 30, 2005 ("Effective Date"), by and among THE MECHANICS INSTITUTE, a California Nonprofit Public Benefit Corporation ("Landlord"), SEQUOIA NATIONAL BANK, a California corporation ("Assignor") and FIRST NATIONAL BANK OF NORTHERN CALIFORNIA, a California corporation ("Assignee"), with reference to the following facts.

                                    RECITALS

       A. Assignor is the existing tenant under that certain Lease dated May 1, 2003, by and between Landlord and Assignor, as tenant (the "Lease") pursuant to which Landlord leased to Assignor, and Assignor leased from Landlord, those certain premises located at 65 Post Street, San Francisco, California, as more particularly described in the Lease ("Premises"). All capitalized terms used in this Agreement and not defined in this Agreement will have the respective meanings ascribed to such terms in the Lease.

       B. Assignor desires to assign all of its right, title and interest in, and obligations under, the Lease to Assignee, and Assignee desires to accept such assignment and assume such obligations, all on the terms and conditions set forth below.

       C. Landlord agrees to consent to the proposed assignment on the conditions set forth below.

       NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

       1. Assignment. Effective as of the Effective Date, Assignor hereby grants, transfers and assigns to Assignee all of its right, title and interest in, and delegates to Assignee all of its obligations under, the Lease. A true, correct and complete copy of the Lease is attached hereto as Exhibit A and is by this reference incorporated herein.

       2. Assumption. Assignee accepts such assignment and delegation, assumes the Lease, agrees to pay all rent and other charges accruing under the Lease from and after the Effective Date, and agrees to observe and perform all of the other covenants, agreements and obligations to be observed and/or performed by the tenant under the Lease from and after the Effective Date. Assignee agrees that it has inspected the Premises and hereby agrees to take the Premises in the condition existing upon the Effective Date.

       3. Assignor's Continuing Liability, Assignor shall remain obligated to Landlord for the full performance of all covenants, conditions, obligations and duties required of it as tenant under the Lease and shall not be relieved of any such performance thereunder as a result of this Agreement. However, as of the Effective Date, Assignor shall have no continuing or future possessory rights in and to the Premises and thereafter waives any rights it may possess to receive notice from Landlord relative to this Agreement or the Lease.

       4. Assignor's Representations and Covenants. Assignor represents and warrants as follows:

              a. That the Lease is in full force and effect; that Assignor's interest therein is free and clear of all encumbrances; and that Assignor has fully performed all covenants and obligations under the Lease and has not done or permitted any acts in violation of the covenants contained in the Lease.

              b. That Assignor has not heretofore assigned, mortgaged, hypothecated or otherwise transferred, amended or encumbered, voluntarily or involuntarily, the Lease or its interest therein.

              c. That Landlord has fully performed all of the covenants and obligations on its part to be performed and observed under the Lease; that Landlord has not done or permitted any act or acts in violation of any of the covenants, provisions or terms thereof; and that there is not now in existence any reason or claim to offset, deduct, or decrease any payments due under the Lease.

       5. Trade Name. Assignee agrees that it will conduct business at the Premises under the name of First National Bank of Northern California, and shall not change the name of said business without Landlord's prior written consent. In the event that Assignee desires to change such name, Assignee will notify Landlord in writing of such proposed change, and Landlord agrees not to unreasonably withhold its approval thereto.

       6. Insurance for Tenant Improvements. From and after the Effective Date, the reference in Section 12(b) of the Lease to "Improvements and Subsequent Alterations constructed by Tenant" shall mean and refer to Improvements and Subsequent Alterations constructed both by Assignor and by Assignee.

       7. Consent: Options to Extend. Landlord hereby consents to this Agreement and to the assignment and assumption made herein; provided, that such consent is limited to the assignment and assumption made herein and shall not relieve Assignee from the obligation to obtain the consent of Landlord to any future assignment of the Lease or sublease of the Premises, or any portion thereof or interest thereof. Notwithstanding the provision in Section 2.3 of the Lease that provides that the Options to Extend are personal to Assignor and may not be assigned, Landlord grants Assignee the right to exercise the Options to Extend on the terms and conditions set forth in Section 2.3 of the Lease.

       8. Security Deposit. The parties acknowledge that Landlord now holds the sum of One Hundred Thousand Dollars ($100,000.00) to be applied subject to the Provisions of the Lease. Assignor releases all claims to that sum, and agrees that the sum shall be held by Landlord in accordance with Section 3.5 of the Lease.

       9.     General Provisions.

              a. Time is of the essence in the performance of the parties' respective obligations set forth in this Agreement.

              b. Captions to the sections in this Agreement are included for convenience only and do not modify any of the terms of this Agreement.

              c. In the event that any time after the date hereof either Landlord, Assignor or Assignee shall institute any action or proceeding against the other(s) relating to this Agreement, then and in that event, the party(ies) not prevailing in such action or proceeding shall reimburse the prevailing party for its reasonable attorneys' fees and all other fees, costs and expenses incurred by the prevailing party in connection with such action or proceeding. In addition to the foregoing award of fees, the prevailing party shall also be entitled to its attorneys' fees and all other fees, costs and expenses incurred in any post-judgment proceedings to collect and enforce the judgment.

              d. Assignee's address for notices shall be as follows unless changed in accordance with the Lease:

                     Jim D. Black
                     President
                     First National Bank of Northern California
                     975 El Camino Real
                     South San Francisco, CA 94080
                     Telephone: (650) 588-6800
                     Facsimile: (650) 588-9695
                     Email: jblack@familybank.com

              e. This Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective representatives, successors and assigns.

              f. This Agreement shall be governed by and constructed in accordance with the laws of the State of California.

              g. The parties to this Agreement represent and warrant to each other that neither party dealt with any broker or finder in connection with the consummation of this Assignment and each party agrees to protect, defend, indemnify, and hold the other party harmless from and against any and all claims or liabilities for brokerage commissions or finder's fees arising out of that party's acts in connection with this Agreement. The provisions of this Section 9(g) shall survive the expiration or earlier termination of this Agreement and the Lease.

              h. This Agreement expresses the entire agreement of the parties and supercedes any previous agreements, between the parties with regard to its subject matter. None of the parties has been induced to enter into this Agreement by, nor is any party relying on any representation or warranty outside those expressly set forth in this Agreement. Any amendment to this agreement will be effective only if it is in writing and signed by the parties hereto.

              i. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute but one agreement.

              j. Each party to this Agreement will, at its own cost and expense, execute and deliver such further documents and instruments and will take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purpose of this Agreement.

              k. Each individual executing this Agreement on behalf of a corporation represents that he or she is duly authorized to execute and deliver this Agreement on behalf of the corporation which is a party to this Agreement and agrees to deliver evidence of his or her authority to other party(ies) upon request.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

ASSIGNOR:                                 ASSIGNEE:

SEQUOIA NATIONAL BANK,                    FIRST NATIONAL BANK OF NORTHERN
a California corporation                  CALIFORNIA, a California corporation

By: /s/ PETER PAUL                        By: /s/ JIM D. BLACK
    --------------------------------          ----------------------------------

Name:       Peter Paul                    Name:       Jim D. Black
    --------------------------------          ----------------------------------

Its:        CEO                           Its:        President
    --------------------------------          ----------------------------------




LANDLORD:

THE MECHANICS' INSTITUTE, a California
Nonprofit Public Benefit Corporation

By: /s/ J.M. FLACK
    --------------------------------

Name:    J.M. Flack
    --------------------------------

Its:     Executive Director
    --------------------------------

                                    EXHIBIT A

                             Lease dated May 1, 2003















                                       1